Exhibit 5

                           Sierchio Greco & Greco, LLP
                                   -----------
                                720 FIFTH  AVENUE
                            NEW YORK, NEW YORK 10019

                            TELEPHONE (212) 246-3030
                            FACSIMILE (212) 246-2225


November 7, 2006

Cigma Metals Corporation
1 Edith Place, Coolum Beach,
Queensland, Australia 4573

Gentlemen:

     We have acted as counsel to Cigma Metals Corporation, a Florida corporation (the "COMPANY"), in connection with its registration statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "ACT") on August 18, 2006 and as subsequently amended (the "REGISTRATION STATEMENT"), for the registration for resale by the selling stockholders listed therein (the "SELLING STOCKHOLDERS") of 16,000,000 shares of the Company's common stock par value $0.0001 per share (the "SHARES").


     All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company's Articles of Incorporation, as amended, the Company's Bylaws, Subscription Agreements pursuant to which the Shares were acquired (the "TRANSACTION DOCUMENTS"), and Registration Statement and related prospectus originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In addition, we have assumed truthfulness of the representations, warranties and covenants of the Company and the Selling Stockholders as set forth in the Transaction Documents and have not independently verified the accuracy as to factual matters of each document and/or instrument that we have reviewed.

     In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     It is our understanding that the Selling Stockholders acquired 8,000,000 shares (the "Unit Shares") from the Company in connection with two private placements of 8,000,000 units concluded in May of 2006. The remaining 8,000,000 shares (the "Warrant Shares") which are the subject of the Registration Statement may be acquired by the Selling Stockholders pursuant to outstanding share purchase warrants which were part of the units acquired by the Selling Stockholders in the May 2006 private placements.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We have assumed that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded.

B. We express no opinion as to any constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of any jurisdiction ("LAWS") other than (i) the federal Laws of the United States, (ii) the Business Corporation Act of the State of Florida and (iii) the Laws of the State of New York.

C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

     Based upon and subject to the foregoing, we are of the opinion that the Unit Shares have been validly issued and are fully paid and non-assessable and the Warrant Shares when issued in accordance with the terms of the Warrants and Subscription Agreements, and, upon receipt by the Company of the agreed upon consideration therefor, will be validly issued, fully paid and non-assessable.

     This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion which is annexed thereto as an exhibit.


Very truly yours,

Sierchio Greco & Greco, LLP


By:  /S/ JOSEPH SIERCHIO"
     ---------------------
  Joseph Sierchio